EXHIBIT 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

Creative Medical Technology Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.001 per share	457(c)	5,580,680	$0.88	$4,910,998.40	$0.0001381 per million	$678.21
Carry Forward Securities

	Total Offering Amounts					$4,910,998.40		$678.21
	Total Fees Previously Paid							--
	Total Fee Offsets							678.21
	Net Fee Due							$0.00

(1)

Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculation of the registration fee pursuant to Rule 457(c) under the Securities Act based on a per share price of $0.88, the average of the high and low reported sales prices of the registrant’s common stock on the NASDAQ Capital Market on July 17, 2026.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Creative Medical Technology Holdings, Inc.	S-1	333-297026	June 25, 2026		$678.21(1)	Equity	Common Stock and Warrants	$18,000,000	$18,000,000
Fees Offset Sources	Creative Medical Technology Holdings, Inc.	S-1	333-297026		June 25, 2026						$678.21(1)

(1)

Creative Medical Technology Holdings, Inc. (the “Registrant”) previously filed a registration statement on Form S-1 (File No. 333-297026), initially filed on June 25, 2026 (the “Prior Registration Statement”), which registered $6,000,000 of Common Stock and $12,000,000 of Common Stock issuable upon exercise of warrants for a proposed maximum aggregate offering price of $18,000,000.  As a result, the Registrant has $2,485.80 in unused filing fees associated with the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, the registrant is using $678.21 of the unused filing fees to offset the filing fee payable in connection with this filing. The Registrant has terminated the offering that included the unsold securities under the Prior Registration Statement.